UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 8, 2019

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of 5:01 p.m. Eastern Time on November 8, 2019 (the “Effective Time”), Shore Community Bank, a New Jersey state-chartered bank (“Shore”), merged with and into 1st Constitution Bank, a wholly-owned subsidiary of 1st Constitution Bancorp (“1st Constitution”), with 1st Constitution Bank as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2019, by and among 1st Constitution, 1st Constitution Bank and Shore.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the holders of record of shares of common stock of Shore (“Shore Common Stock”) became entitled to receive, for each issued and outstanding share of Shore Common Stock owned at the Effective Time, at their election (i) $16.50 in cash; (ii) 0.8786 of a share of common stock of 1st Constitution (“1st Constitution Common Stock”); or (iii) a combination of cash and 1st Constitution Common Stock.

Elections for shares of 1st Constitution Common Stock were oversubscribed and are therefore subject to adjustment pursuant to the terms of the Merger Agreement. As a result of the adjustment required by the oversubscription of stock elections, former Shore shareholders will receive an aggregate of 1,509,275 shares of 1st Constitution Common Stock and an aggregate of approximately $24,233,385 in cash, which does not include cash in lieu of fractional shares. Each former Shore shareholder who would otherwise have been entitled to receive a fraction of a share of 1st Constitution Common Stock in the Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled to receive by (ii) $16.50.

Each share of 1st Constitution Common Stock outstanding prior to the Effective Time remained outstanding and was unaffected by the Merger. 1st Constitution now has, including the shares issued in connection with the Merger, 10,191,676 shares of common stock outstanding.

The foregoing description of the Merger and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to the 1st Constitution Current Report on Form 8-K filed on June 25, 2019, which is incorporated by reference herein.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.

On November 8, 2019, 1st Constitution issued a press release announcing the completion of the Merger. A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Historical financial statements of Shore will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)       Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)       Exhibits

99.1	Press Release, dated November 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: November 8, 2019	By:	/s/ Robert F. Mangano
Name: Robert F. Mangano
Title: President and Chief Executive Officer